EXHIBIT 99
                                                           ----------


              IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                         IN AND FOR NEW CASTLE COUNTY

- -----------------------------------X
GWYNNE L. HORWITZ, SEP IRA,        :
                                   :
                    Plaintiff,     :
                                   :
   v.                              :            Civil Action No.  14424
                                   :
HARRY G. BECKNER, T. KIMBALL       :
BROOKER, DAVID H. COHEN, ILENE S.  :
GORDON, CHARLES MARSHALL, GERALD   :
M. MCCARTHY, ANDREW MCNALLY, IV,   :
ALBIN F. MOSCHNER, PETER S.        :
WILLMOTT, JERRY K. PEARLMAN,       :
ZENITH ELECTRONICS INC., and       :
LG ELECTRONICS INC.,               :
                                   :
                    Defendants.    :
- -----------------------------------X

                           CLASS ACTION COMPLAINT
                           ----------------------

      Plaintiff, by its attorney, alleges upon information and belief, except with respect to its ownership of common stock of Zenith Electronics Inc. ("Zenith") as follows:

                                  PARTIES
                                  -------

      1. Plaintiff is the owner of shares of defendant Zenith.

      2. Zenith Electronics Corp. is a Delaware corporation with executive offices at 1000 Milwaukee Avenue, Glenview, Illinois 60025-2400. Zenith designs, manufactures and distributes computer and consumer electronic products. As of April 28, 1995, Zenith had approximately 46,977,323 shares of common stock outstanding.

      3. Defendant Harry G. Beckner is a Director of Zenith.

      4. Defendant T. Kimball Brooker is a Director of Zenith.

      5. Defendant David H. Cohen is a Director of Zenith.

      6. Defendant Ilene S. Gordon is a Director of Zenith.

      7. Defendant Charles Marshall is a Director of Zenith.

      8. Defendant Gerald M. McCarthy is Executive Vice President and a Director of Zenith. McCarthy is Executive Vice President, Sales and Marketing, and member of the office of the Chairman. McCarthy is also President of Zenith Sales Company, a division of Zenith.

      9. Defendant Andrew McNally, IV is a Director of Zenith.

     10. Defendant Albin F. Moschner is President and Chief Executive Officer of Zenith, and a Director of Zenith.

     11. Defendant Peter S. Willmott is a Director of Zenith.

     12. Jerry K. Pearlman is a former Chairman and Chief Executive Officer of Zenith, and is a present Director and consultant ofZenith.

     13. The foregoing Directors of Zenith (collectively the "Director Defendants"), owe fiduciary duties to Zenith and its public shareholders.

     14. LG Electronics Inc. is a unit of South Korea's LG Group. LG Electronics Inc. and LG Group are referred to herein collectively as "LG". LG presently owns or controls approximately 1.45 million Zenith shares.
LG has knowingly and substantially participated in, and is benefitting by, breaches of fiduciary duties alleged herein, and therefore is liable as a aider and abettor thereof.

                         CLASS ACTION ALLEGATIONS
                         ------------------------

     15. Plaintiff brings this action on its own behalf and as a class action on behalf of all shareholders of defendant Zenith (except defendants herein and any person, firm, trust, corporation or other entity related to or affiliated with any of the defendants) or their successors in interest, who have been or will be adversely affected by the conduct of defendants alleged herein.

     16. This action is properly maintainable as a class action for the following reasons:
        (a) The class of shareholders for whose benefit this action is brought is so numerous that joinder of all class members is impracticable. As of April 28, 1995, there were over 46 million shares of defendant Zenith common stock outstanding owned by shareholders scattered throughout the United States.

        (b) There are questions of law and fact which are common to members of the Class and which predominate over any questions affecting any individual members. The common questions include, inter alia, the following:
        i. Whether one or more of the defendants has engaged in a plan and scheme to entrench and/or enrich themselves at the expense of defendant Zenith's public stockholders in the sale of control of Zenith;
        ii. Whether the Director Defendants have engaged in a proper process to ensure maximization of shareholder value;
        iii. Whether the Director Defendants have breached fiduciary duties owed by them to plaintiff and members of the Class, and/or have aided and abetted in such breaches, by virtue of their participation and/or acquiescence and by their other conduct complained of herein;
        iv. Whether the Director Defendants have wrongfully failed adequately to seek a purchaser of Zenith at the highest available price and, instead, have agreed to allow control of the valuable assets of defendant Zenith to be acquired by LG at an unfair and inadequate price and without paying an appropriate premium to Zenith's public shareholders;
        v. Whether the structure of LG's acquisition of control of Zenith is wrongfully coercive and/or will wrongfully impede maximization of Zenith shareholder value;
        vi. Whether plaintiff and the other members of the Class will be irreparably damaged by the conduct and transactions complained of herein; and
        vii. Whether defendants have breached or aided and abetted the breaches of the fiduciary and other common law duties owed by them to plaintiff and the other members of the Class.
     17. Plaintiff is committed to prosecuting this action and has retained competent counsel experienced in litigation of this nature. The claims of plaintiff are typical of the claims of the other members of the Class and plaintiff has the same interest as the other members of the Class.
Accordingly, plaintiff is an adequate representative of the Class and will fairly and adequately protect the interests of the Class.
     18. Defendants have acted or refused to act on grounds generally applicable to the Class, thereby making appropriate injunctive relief with respect to the Class as a whole.
     19. The prosecution of separate actions by individual members of the Class could create a risk of inconsistent or varying adjudications with respect to individual members of the Class which would establish incompatible standards of conduct for defendants or adjudications with respect to individual members of the Class which would as a practical matter by dispositive of the interests of the other members not parties to the adjudications.
     20. Plaintiff anticipates that there will not be any difficulty in the management of this litigation.
     21. For the reasons stated herein, a class action is superior to other available methods for the fair and efficient adjudication of this action.

                            SUBSTANTIVE ALLEGATIONS
                            -----------------------

     22. Pursuant to the Zenith Proxy Statement filed March 23, 1995, Zenith sought shareholder authorization to amend its Certificate of Incorporation to increase the amount of authorized shares from 100,000,000 to 150,000,000.
In connection with seeking shareholder authorization of the amendment, the Company stated, among other things, that it was not aware of any pending or threatened efforts to obtain control of Zenith.
     23. On July 17, 1995, Zenith announced that LG has agreed to acquire a 57.7% controlling stake in Zenith for $10 per share, or approximately $350 million (the "Transaction"). The Transaction will be effected in two steps. First, on or about July 24, 1995, LG will commence, or cause to be commenced, a tender offer for 18.619 million shares of Zenith stock at $10 per share
(the "Tender Offer").  Following the Tender Offer, LG will acquire from
Zenith 16.5 million newly issued Zenith common shares for $10.00 per share (the "Share Issuance").
     24. Moreover, following the Transaction, the Zenith Board reportedly will consist of six LG designees, three purportedly "independent" directors and defendant Moschner, who reportedly expects to remain at the helm of Zenith. Although the Transaction reportedly is subject to a vote of Zenith shareholders, any vote apparently will not occur until after the Tender
Offer, at which time LG will control approximately 43% of Zenith's stock.
     25. The Transaction constitutes a sale of control under Delaware law and a "change in control" triggering certain benefits to Zenith Officers and Directors. In the event of a change in control of Zenith, Directors entitled to retirement benefits under Zenith's Directors' Retirement Plan are entitled to receive a lump sum payment of the discounted present value of the benefits. Directors who are not employees are entitled to payment of a lump sum amount equal to the quarterly installments of their annual fee from the date of the change in control to the next scheduled annual meeting.
     26. Zenith also has change in control agreements with certain Executive Officers, which provide for severance pay, which includes salary and bonus, and benefits if the Officer is terminated within two years of a change in control. Also, upon termination within two years after a change in control, the employee will receive: (1) an amount equal to the excess of the highest per share price paid pursuant to the tender or exchange offer or other change in control over the closing price of the Company's shares on the day such employee receives or issues a notice of termination times the number of shares owned by the employee; and (2) upon the extinguishment of the employee's stock option rights, an amount equal to the aggregate spread between the exercise price of all the employee's options (whether or not exercisable) and the higher of the closing price of Zenith's shares on the date of the employee's termination or the highest per share price paid pursuant to the tender offer, exchange offer or other change in control.
Other provisions require Zenith to maintain certain insurance benefits for a period of two years and benefits relating to "excess parachute payments" for which the employee may be liable under the federal income tax code.
As of December 31, 1994, Pearlman would be entitled to receive $2,839,000, Moschner would be entitled to receive $1,613,750, McCarthy would be entitled to receive $1,206,000, Kell Benson, Senior Vice President-Finance and Chief Financial Officer, would be entitled to receive $814,000, John Borst, Jr., General Counsel, would be entitled to receive $790,187, and Michael J. Kaplan, Vice President Human Resources, would be entitled to receive $728,875.
     27. During 1995, Zenith stock has traded as high as $12.00 per share.
On July 14, 1995, the last trading day prior to announcement of the Transaction, Zenith stock closed at $8-1/2 per share. Thus, the $10 per share price represents less than an 18 percent premium over the pre-announcement market price. However, because the only premium above market to be paid to the public shareholders will be in the Tender Offer, Zenith public shareholders will receive only a portion of the already inadequate premium in the sale of control of Zenith.
     28. Under the structure of the Transaction, the only opportunity for Zenith shareholders to obtain any premium on the sale of control will be by tendering into the Tender Offer, which will commence and presumably close prior to any shareholder vote in connection with any part of the Transaction. Yet, while change in control provisions which provide benefits to Zenith Officers and Directors will be triggered, to obtain control of Zenith, LG is paying only a portion of any purported premium to Zenith's public shareholders, as LG is obtaining 16.5 million in the Share Issuance from Zenith, which LG will control following the Transaction. Moreover, LG will apparently control approximately 43% of Zenith's stock at the time of the shareholder vote, which will effectively preclude any other potential bidders for Zenith and effectively assure approval of the Transaction.
     29. Defendants, acting in concert, have violated fiduciary duties owed to the public shareholders of Zenith and put certain of defendants' own personal interests and the interests of defendant LG ahead of the interests of the Zenith public shareholders.
     30. The Director Defendants apparently failed to (1) undertake an adequate evaluation of Zenith's worth as a potential merger/acquisition candidate; (2) take adequate steps to enhance Zenith's value and/or attractiveness as a merger/acquisition candidate; or (3) effectively expose Zenith to the marketplace in an effort to create an active and open auction for Zenith. Instead, defendants have agreed to a sale of control of Zenith to LG pursuant to terms which will coerce Zenith shareholders to tender into the Tender Offer and impede maximization of shareholder value by effectively precluding other potential bidders from seeking to acquire Zenith.
     31. While the Director Defendants should continue to seek out other possible purchasers of the assets of Zenith or its stock in a manner designed to obtain the best transaction reasonably available for Zenith's shareholders, or seek to enhance the value of Zenith for all its current shareholders, they have instead resolved wrongfully to allow LG to obtain control of the valuable assets of Zenith at an inadequate price which disproportionately benefits LG.
     32. These tactics pursued by the defendants are, and will continue to be, wrongful, unfair and harmful to Zenith's public shareholders. These maneuvers by the defendants will deny members of the Class of an appropriate premium in the sale of control of Zenith and the opportunity to share appropriately in the true value of Zenith's assets, future earnings and businesses.
     33. In contemplating, planning and/or effecting the foregoing, defendants are not acting in good faith toward plaintiff and the Class, and defendants have breached, and are breaching, their fiduciary duties to plaintiff and the Class.
     34. Because the Director Defendants (and those acting in concert with them) dominate and control the business and corporate affairs of Zenith and because they are in possession of private corporate information concerning Zenith's businesses and future prospects, there exists an imbalance and disparity of knowledge and economic power between the defendants and the public shareholders of Zenith. Further, LG has apparently been given access to such information regarding Zenith.
     35. By reason of the foregoing acts, practices and course of conduct, the Director Defendants have failed to exercise loyalty, good faith and due care toward Zenith and its public shareholders.
     36. As a result of the actions of the Defendants, plaintiff and the Class have been and will be damaged in that they will not receive the best value available for sale of control of Zenith given the true value of its assets and business, and have been and will be prevented from obtaining the highest value available for their shares of Zenith common stock.
     37. Unless enjoined by this Court, the Director Defendants will continue to breach fiduciary duties owed to plaintiff and the Class, all to the irreparable harm of the Class.
     38. Plaintiff has not adequate remedy at law.
     WHEREFORE, plaintiff demand judgment as follows:
   A. Declaring that this action may be maintained as a class action;
   B. Declaring that the proposed Transaction is unfair, unjust and inequitable to plaintiff and the other members of the Class;
   C. Enjoining preliminarily and permanently the defendants from taking any steps necessary to accomplish or implement the proposed Transaction that is not fair and equitable, and enjoining any improper device or transaction which will impede maximization of shareholder value;
   D. Requiring defendants to compensate plaintiff and the members of the Class for all losses and damages suffered and to be suffered by them as a result of the acts and transactions complained of herein, together with prejudgment and post-judgment interest;
   E. Awarding plaintiff the costs and disbursements of this action, including reasonable attorneys', accountants', and experts' fees; and
   F. Granting such other and further relief as may be just and proper.

Dated: July 18, 1995                        CHIMICLES, JACOBSEN & TIKELLIS

                                            /s/ Robert J. Kriner, Jr.
                                            ---------------------------
                                            Pamela S. Tikellis
                                            James C. Strum
                                            Robert J. Kriner, Jr.
                                            One Rodney Square
                                            P.O. Box 1035
                                            Wilmington, DE 19899
                                            (302) 656-2500

OF COUNSEL:

WOLF HALDENSTEIN ADLER FREEMAN & HERZ, LLP
Jeffrey G. Smith, Esquire
270 Madison Avenue, 9th Floor
New York, New York 10016